April 14, 1997

Mace Security International, Inc.
160 Benmont Avenue
Bennington, Vermont 05201

The undersigned hereby agrees to loan to Mace Security International, Inc. (the Company) in the form of a line of credit an amount of up to $375,000 which borrowing will be evidenced by a promissory note containing standard terms and conditions including the following:

A) The note will bear interest at a rate equal to 1.25% percentage point(s) in excess of the Prime Rate as in effect from time to time.

B) The term of the note will be one year from the date hereof, at which time all accrued interest and unpaid principal will be due and payable; provided that the note will be payable at such earlier time as the Company secures a bank line of credit or similar financing in an amount of at least $750,000.

Borrowings under the line of credit will be documented through the issuance of a formal note and can be drawn upon the request of the Board of Directors of the Company. Any such requests for borrowings made by the Board of Directors of the Company shall be made equally to Marvin P. Brown and the undersigned as lender and each shall loan one-half of the amount requested. However, should Mr. Brown be unable to or fail to make the loan requested, the undersigned shall provide all of the funds requested, up to $375,000.


/s/ Jon E. Goodrich                       /s/ Marvin P. Brown
---------------------------------         ---------------------------------
Jone E. Goodrch                           Marvin P. Brown, Chairman of the Board
as Lender